Exhibit 99(iv)




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-62705 of Dominion Resources, Inc. on Form S-8 of our report dated May 29, 1998, appearing in this Annual Report on Form 11-K of Dominion Resources, Inc. Dominion Subsidiary Savings Plan for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP
Richmond, Virginia
June 10, 1998